John B. Dicus, Chairman, President & CEO Michel’ Philipp Cole, ABC Morris J. Huey, II Jeffrey M. Johnson Michael T. McCoy, M.D. James G. Morris Carlton A. Ricketts Jeffrey R. Thompson Board of Directors

Management John B. Dicus, Chairman, President & CEO Anthony S. Barry, Executive Vice President Natalie G. Haag, Executive Vice President & Corporate Secretary Rick C. Jackson, Executive Vice President Robert D. Kobbeman, Executive Vice President Daniel L. Lehman, Executive Vice President Kent G. Townsend, Executive Vice President

Safe Harbor Disclosure Except for the historical information contained in this presentation, the matters discussed may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward- looking statements involve risks and uncertainties, including: potential adverse impacts of the ongoing COVID-19 pandemic and any governmental or societal responses thereto on economic conditions in Capitol Federal Financial, Inc’s local market areas and other market areas where Capitol Federal Savings Bank has lending relationships, on other aspects of Capitol Federal Financial, Inc’s business operations and on financial markets; changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines, fluctuations in interest rates; demand for loans in Capitol Federal Financial, Inc.’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC. Actual results may differ materially from those currently expected. These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this presentation. Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

Selected Balance Sheet Data September 30, 2021 2020 (in thousands) Total Assets $ 9,631,246 $ 9,487,218 Total Loans $ 7,081,142 $ 7,202,851 Total Deposits $ 6,597,396 $ 6,191,408 Total Borrowings $ 1,582,850 $ 1,789,313 Total Stockholders' Equity $ 1,242,273 $ 1,284,859

Financial Performance FY 2021 Net Income (in thousands) $76,082 Earnings Per Share (basic & diluted) $0.56 Net Interest Margin 1.90% Return on Average Assets 0.79% Return on Average Equity 5.97%

Financial Performance FY 2021 Efficiency Ratio 56.91% Operating Expense Ratio 1.20% Non-performing Assets to Total Assets 0.14% Equity to Total Assets 12.90%

Calendar Year 2021 Dividends (in thousands) Regular quarterly dividends* $ 46,086 True Blue Capitol dividend (June) 54,210 True-up dividend (December) 29,853 Total cash dividends paid in 2021 $ 130,149 *Paid in February, May, August, and November.

(in m ill io ns ) $1,595.3 $1,725.5 $393.3 $393.3 $789.5 $865.5 $412.5 $466.7 2020 2021 $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 $1,600.0 $1,800.0 Cumulative Cash Returned to Stockholders † Stockholder Dividends $9.48 Per Share Share Repurchases 33,732,444 shares Avg. Price of $11.66 * * True Blue® Dividends † † † Dividends from earnings *

Payment of Dividends • CFFN declared a regular quarterly dividend of $0.085 per share on January 25, 2022. • For fiscal year 2022, it is the intent of our Board and management to pay out 100% of our net income. • Dividends will be paid in a combination of quarterly and true-up cash dividends.

Long-Term Strategy • Single-Family Portfolio Lender • Deposit Services • Commercial Banking • Excellent Asset Quality • Strong Cost Controls • Strong Capital Position • Stockholder Value • Interest Rate Risk Management

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